EXCHANGE AGREEMENT

This Exchange Agreement (this "Agreement"), dated as of December 28, 2001, is by and between DVL, Inc., a Delaware corporation (the "Company"), and Blackacre Bridge Capital, L.L.C., a New York limited liability company (the "Exchanging Holder").

WHEREAS:

A.       The  Company  has  outstanding   approximately   $3,521,000   aggregate
         principal amount of 10% Redeemable Notes due 2005 (the "Notes").

B. The Exchanging Holder is the holder of $1,188,278 aggregate principal amount of the Notes, which amount includes accrued interest through December 31, 2001.

C. The Exchanging Holder and the Company have indicated their mutual desire to exchange the Notes owned by the Exchanging Holder (the "Exchange Notes") for Common Stock to be issued by the Company and, after negotiation between such parties, such parties have agreed to effect such exchange on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in receipt of valid consideration therefor, the parties hereto agree as follows:

ARTICLE ONE:       AGREEMENT TO EXCHANGE NOTES

1.1      EXCHANGE OF SECURITIES.

         (a) On the terms and subject to the conditions set forth herein, concurrent with the execution of this Agreement, the Exchanging Holder agrees to transfer to the Company all of its right, title and interest in and to the Exchange Notes, including all accrued and unpaid interest thereon, in exchange for 4,753,113 shares of the Common Stock, par value $.01 per share, of the Company (the "Exchange Shares").

         (b) The number of Exchange Shares to be exchanged pursuant to this Agreement for the Exchange Notes exchanged hereby (including all accrued and unpaid interest thereon) has been negotiated between the Company and the Exchanging Holder, it being acknowledged and agreed that upon surrender by the Exchanging Holder of the Exchange Notes for conversion and delivery by the Company of the Exchange Shares, the Exchanging Holder shall cease to have any further claim against the Company in respect of the Exchange Notes or any accrued interest thereon.

1.2 CLOSING. The completion of the transactions contemplated by this Agreement (the "Closing") shall take place on the date hereof (the "Effective Date"), as follows. The Exchanging Holder shall deliver or cause to be delivered to the Company the original executed copies of the Exchange Notes to be exchanged hereunder duly endorsed for transfer or otherwise in such a manner as shall be acceptable to the Company and effective to convey all right, title and interest, free and clear of any liens, encumbrances, pledges, or security interests in and to the Exchange Notes to be surrendered by it to the

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         Company.  The Company  shall deliver to the  Exchanging  Holder (or its
         designee)   the  Exchange   Shares,   duly   issued,   fully  paid  and
         non-assessable, represented by a stock certificate registered in the name of the Exchanging Holder or its designee.

ARTICLE TWO: REPRESENTATIONS AND WARRANTIES

2.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each party hereto hereby represents and warrants to the other party that the transactions contemplated hereby will not violate (i) its charter, articles or certificate of incorporation or bylaws (or other organizational documents), if applicable, or any agreement, indenture or other instrument to which it is a party, (ii) any judgment, decree, order or award or any court, governmental body or arbitrator to which it is subject or (iii) any law, rule or regulation applicable to it. Each party hereto hereby represents and warrants to the other party that (i) it has full legal right, power and authority to execute, deliver and perform this Agreement and the transaction contemplated hereby, (ii) the execution, delivery and performance by it of this Agreement and the consummation by it of the transaction contemplated by this Agreement have been duly authorized by all necessary corporate or other action, as the case may be, and no other proceedings on the part of it are necessary to authorize this Agreement or to consummate the transaction contemplated hereby, and (iii) this Agreement has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against it in accordance with its terms. In addition, each party hereto hereby represents and warrants to the other party that no commission or remuneration has been paid or given directly or indirectly for soliciting the exchange contemplated under this Agreement.

2.2 REPRESENTATIONS AND WARRANTIES OF THE EXCHANGING HOLDER. The Exchanging Holder hereby represents and warrants to the Company that (i) the Exchanging Holder is the sole legal and beneficial owner of the Exchange Notes to be surrendered hereunder; and (ii) upon the closing, the Company will acquire the Exchange Notes to be surrendered by the Exchanging Holder free and clear of any liens, encumbrances, pledges, security interests or other restrictions or claims of third parties, other than any of the foregoing created by the Company.

2.3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Exchanging Holder that (i) upon issuance in accordance with the terms of this Agreement, the Exchange Shares to be issued by it pursuant hereto will be duly and validly authorized and issued, fully paid and non-assessable, (ii) the Exchanging Holder (or its designee) will acquire such Exchange Shares free and clear of any liens, encumbrances, pledges, security interest or other restrictions or claims of third parties, other than any of the foregoing created by the Exchanging Holder (or its designee) and (iii) as of the date hereof, the authorized capital stock of the Company consists of 90,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") of which 16,560,450 shares are outstanding (excluding the Exchange Shares), and 90,630,355 shares are reserved for future issuance upon exercise of currently outstanding options, warrants and convertible securities (assuming (i) the redemption for Common Stock of the Company's outstanding Notes (other than the Exchange Notes) based upon the current market price of the Common Stock, and (ii) the exercise of warrants to

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         purchase an aggregate of up to 49% of the outstanding Common Stock on a fully diluted basis issued in connection with the Amended and Restated Loan Agreement, dated as of March 27, 1996 between the Company and NPM Capital LLC), and 100 shares of Class A Preferred Stock, par value $10.00 per share, of which 100 shares are outstanding, and 5,000,000 shares of Preferred Stock, par value $.01 per share, none of which are outstanding.

2.4      SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES.   All  representations,
         warranties and agreements of each party hereto shall survive the Closing.

ARTICLE THREE: RESTRICTIONS ON TRANSFERABILITY

3.1 RESTRICTIONS ON TRANSFERABILITY. The Exchange Shares will be "Restricted Securities" and shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Article Three, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), to preserve certain of the Company's tax attributes, and to grant to the Company a right of first offer with respect to future transfers of the Exchange Shares by the Exchanging Holder (or its designee). Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Exchange Shares not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

3.2 RESTRICTIVE LEGENDS. Each certificate representing the Exchange Shares or any other securities issued in respect of the Exchange Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Rule 144 under the Securities Act) be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

                  "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

                  "EACH OF THE CERTIFICATE OF INCORPORATION (THE "CERTIFICATE") AND THE BY-LAWS (THE "BY-LAWS") OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE SALE, TRANSFER, DISPOSITION, PURCHASE OR ACQUISITION OF ANY CAPITAL STOCK UNTIL SEPTEMBER 30, 2009, WITHOUT THE AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE "BOARD OF DIRECTORS"), BY OR TO ANY HOLDER (A) WHO BENEFICIALLY OWNS DIRECTLY OR THROUGH ATTRIBUTION (AS GENERALLY

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                  DETERMINED  UNDER SECTION 382 OF THE INTERNAL REVENUE
                  CODE OF 1986,  AS AMENDED (THE  "CODE")) FIVE PERCENT
                  OR  MORE  OF  THE  VALUE  OF  THE  THEN   ISSUED  AND
                  OUTSTANDING   SHARES   OF   CAPITAL   STOCK   OF  THE
                  CORPORATION OR (B) WHO, UPON THE SALE, TRANSFER, DISPOSITION, PURCHASE OR ACQUISITION OF ANY CAPITAL STOCK OF THE CORPORATION WOULD BENEFICIALLY OWN
                  DIRECTLY  OR  THROUGH   ATTRIBUTION   (AS   GENERALLY
                  DETERMINED UNDER SECTION 382 OF THE CODE) FIVE PERCENT OR MORE OF THE VALUE OF THE THEN ISSUED AND OUTSTANDING CAPITAL STOCK OF THE CORPORATION, IF THAT SALE, TRANSFER, DISPOSITION, PURCHASE OR ACQUISITION WOULD, IN THE SOLE DISCRETION AND JUDGMENT OF THE BOARD OF DIRECTORS, JEOPARDIZE THE CORPORATION'S PRESERVATION OF ITS FEDERAL INCOME TAX ATTRIBUTES PURSUANT TO SECTION 382 OF THE CODE. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE AND/OR BY-LAWS, CONTAINING THE ABOVE-REFERENCED RESTRICTIONS ON TRANSFER OF STOCK, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS."

                  In addition, each certificate issued to the Exchanging Holder (or its designee) representing the Exchange Shares or any other securities issued in respect of the Exchange Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be stamped or otherwise imprinted with the following legend:

                  "THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING RESTRICTIONS THEREON, CONTAINED IN A CERTAIN EXCHANGE AGREEMENT BY AND BETWEEN THE CORPORATION AND BLACKACRE BRIDGE CAPITAL, L.L.C. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

                  Each holder of Exchange Securities consents to the Company making a notation on its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Article Three.

3.3 COMPLIANCE WITH SECURITIES LAWS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 3.3 as well as the restrictions referred to in the second restrictive legend set forth in Section 3.2 above. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice

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         to the Company of such  holder's  intention  to effect  such  transfer, sale, assignment or pledge, unless the Company has engaged a transfer agent to administer transfers of its capital stock, in which case, the procedures of such transfer agent shall be followed. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in reasonable detail, and, if reasonably requested by the transfer agent or the Company shall be accompanied, at such holder's expense, by either (i) a written opinion of legal counsel (which could be Company counsel or counsel to the transferor), who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed
         transfer  of  the  Restricted   Securities  may  be  effected   without
         registration   under  the  Securities  Act  or  any  applicable  states
         securities laws or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the
         holder  to  the  Company.   Each  certificate   evidencing   Restricted
         Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the first restrictive legend set forth in Section 3.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

3.4      OTHER RESTRICTIONS.

         (a) CERTAIN TRANSFERS PROHIBITED. In addition to the restrictions imposed upon the Exchanging Holder (or its designee) pursuant to the restrictions referred to in the second restrictive legend set forth in Section 3.2 above (the "Charter Restrictions"), the Exchanging Holder (or its designee) shall not sell, transfer or dispose, or purchase or acquire in any manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise (any such sale, transfer, disposition, purchase, acquisition or contract being a "Transfer"), any shares of capital stock of the Company or any option, warrant or other right to purchase or acquire capital stock of the Company or any securities convertible into or exchangeable for capital stock of the Company without the express written consent of the Board of Directors of the Company, which the Board may withhold only if such Transfer would, in the sole discretion and judgment of the Board of Directors, (i) in the case of a Transfer which would occur on or prior to December 31, 2005, jeopardize the Company's preservation of its Federal income tax attributes pursuant to
                  Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) in the case of a Transfer which would occur after December 31, 2005, be materially adverse to the interests of the Company (it being agreed that a proposed sale or other disposition of Common Stock at a premium to market or other similar transaction shall not in and of itself be deemed materially adverse to the interests of the Company).

         (b) REQUEST PROCEDURE. In order to provide for the effective policing of the Charter Restrictions and the restrictions on Transfer pursuant to Section 3.4(a), if the

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                  Exchanging  Holder  (or its  designee)  proposes  to  Transfer shares of capital stock of the Company, it shall, prior to the
                  date  of  the  proposed   Transfer,   request  in  writing  (a
                  "Request") that the Board of Directors of the Corporation review the proposed Transfer and authorize or not authorize the proposed Transfer pursuant to the Charter Restrictions and the restrictions on Transfer pursuant to Section 3.4(a). A Request shall be mailed or delivered to the Chief Financial Officer of the Company at the Company's principal place of business or telecopied to the Company's telecopier number at its principal place of business. A Request shall be deemed to have been delivered when actually received by the Company. A Request shall include (i) the name, address and telephone number of the Exchanging Holder (or its designee), (ii) a description of the shares of capital stock proposed to be Transferred by or to the Exchanging Holder (or its designee),
                  (iii) the date on which the proposed Transfer is expected to take place, (iv) the name of the proposed transferor and transferee of the capital stock to be Transferred by or to the Exchanging Holder (or its designee), and (v) a Request that the Board of Directors authorize, if appropriate, the Transfer pursuant to the Charter Restrictions and the restrictions on Transfer pursuant to Section 3.4(a) and inform the Exchanging Holder (or its designee) of its determination regarding the proposed Transfer. If the Exchanging Holder (or its designee) seeks to sell or dispose of shares of capital stock, then, within five business days of receipt by the President of a Request, a meeting of the Board of Directors shall be held to determine whether to authorize the proposed Transfer described
                  in  the  Request  under  the  Charter   Restrictions  and  the
                  restrictions on Transfer pursuant to Section 3.4(a). If the Exchanging Holder (or its designee) seeks to purchase or acquire shares of capital stock, at the next regularly scheduled meeting of the Board of Directors following the fifth business day after receipt by the President of a Request, the Board of Directors will meet to determine whether to authorize the proposed Transfer described in the Request pursuant to the Charter Restrictions and the restrictions on Transfer pursuant to Section 3.4(a).

         (c) AUTHORIZATION OF TRANSFERS. The Board of Directors shall conclusively determine whether to authorize the proposed Transfer, in its sole discretion and judgment, within five business days of receipt by the President of a Request and shall immediately cause the Exchanging Holder (or its designee) to be informed of such determination. The Board of Directors shall authorize a Transfer by the Exchanging Holder (or its designee), or to the Exchanging Holder (or its designee), if, in its sole discretion and judgment it determines that the Transfer will not (i) in the case of a Transfer which would occur on or prior to December 31, 2005, jeopardize the Company's preservation of its Federal income tax attrubutes pursuant to Section 382 of the Code, or (ii) in the case of a Transfer which would occur after December 31, 2005, be materially adverse to the interests of the Company (it being agreed that a proposed sale or other disposition of Common Stock at a premium to market or other similar transaction shall not in and of itself be deemed materially adverse to the interests of the Company).

3.5 CERTAIN PUT RIGHTS. In the event that, at any time after December 31, 2005, the Exchanging Holder (or its designee) is prevented from disposing of any of the Exchange

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         Shares or any other shares of capital  stock of the Company as a result of the Board of Director's determination (an "Adverse Determination"), then the Exchanging Holder (or its designee) shall have the right, beginning after December 31, 2005, to sell to the Company, and the Company shall be obligated to purchase from the Exchanging Holder (or its designee), up to the number of shares of Common Stock (or other shares of capital stock of the Company) which, when added to all prior sales of shares of Common Stock (or other shares of capital stock of the Company) to the Company pursuant to this Section 3.5, would have an aggregate market value of not more than $1,000,000. Such aggregate market value in each such sale shall be calculated based upon a sale price per share of Common Stock equal to the average of the closing bid and asked prices of the Company's Common Stock on the OTC bulletin board over the 15 consecutive trading days ending immediately prior to the date on which the Board of Directors makes an Adverse Determination with respect to such shares. The Exchanging Holder (or its designee) shall exercise this put right by means of delivering written notice (the "Put Notice") to the Company within 15 days after the delivery of such Adverse Determination, and if not so exercised such put right shall lapse with respect to such Adverse Determination. In the event the Exchanging Holder exercises this put right in accordance with the terms of this Section 3.5, the full purchase price for the shares of Common Stock (or other capital stock as to which the put right has been exercised) with respect to such exercise of the put right shall be payable by the Company as follows: (i) 12.5% of the purchase price shall be payable in cash; and (ii) 87.5% of the purchase price shall be payable in the form of a promissory note (a "Note") executed by the Company in favor of the Exchanging Holder (or its designee). The Note shall bear interest at the rate of 10% per annum, with interest payable quarterly, and the principal thereof shall be payable in eight equal quarterly installments, with both interest and principal payments payable on the last day of each fiscal quarter of the Company. The Note may be prepaid in whole or in part at any time without penalty or premium together with all accrued interest with respect to the portion of the principal balance so prepaid. The closing of any sale of shares of Common Stock (or other capital stock as to which the put right has been exercised), with respect to such exercise of the put right shall be on the fifth business day following delivery by the Exchanging Holder (or its designee) of the Put Notice to the Company. In connection with each closing the Exchanging Holder (or its designee) shall deliver such stock certificates representing all of the shares with respect to such exercise of the put right duly endorsed for transfer and other documents and take such other actions as may reasonably be requested by the Company, and the Company shall deliver by wire transfer or certified or bank check the cash portion of the purchase price and execute and deliver a Note for the balance of the purchase price with respect to such exercise of the put right.

3.6      RIGHT OF FIRST OFFER.

         (a) TRANSFER NOTICE. If at any time the Exchanging Holder (or its designee) proposes to Transfer, in any transaction or series of related transactions, 500,000 or more Exchange Shares, then the Exchanging Holder shall give the Company written notice of the Exchanging Holder's intention to make such Transfer (the "Offer Notice"), which notice shall specify the number of shares proposed to be transferred.

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         (b)      COMPANY'S  OPTION.  The  Company  shall  have an option  for a period of five (5) business days from receipt of the Offer Notice to offer to purchase the Exchange Shares. If the Exchanging Holder (or its designee) wishes to accept such offer, it shall so specify within a period of five (5) business days from receipt of the Company's offer. If the Exchanging Holder (or its designee) accepts such offer, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than five (5) business days after the Exchanging Holder (or its designee) accepts the Company's offer.

         (c) NON-EXERCISE OF RIGHTS. To the extent that the Company has not exercised its right of first offer within the time periods specified in this Agreement or the Exchanging Holder (or its designee) has not accepted the Company's offer, the Exchanging Holder (or its designee) shall have a period of ninety (90) days from the delivery of the Offer Notice in which to sell the Offered Shares to one or more unrelated third parties; and, in the event the Exchanging Holder has not accepted the Company's offer, the sale of such Offered Shares shall be upon terms and conditions (including the purchase price) no more favorable to the third-party transferee(s) than those offered by the Company. In the event the Exchanging Holder (or its designee) does not consummate the sale or disposition of the Offered Shares within the ninety (90) day period from the delivery of the Offer Notice, the Company's right of first offer shall continue to be applicable to any subsequent disposition of the Offered Shares by the Exchanging Holder until such rights lapse in accordance with the terms of this Agreement.

ARTICLE FOUR: MISCELLANEOUS

4.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission or two days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

         If to the Exchanging Holder         Blackacre Bridge Capital L.L.C.
         (or its designee):                  450 Park Avenue
                                             New York, New York 10022
                                             Attention: Ron Kravit
                                             Facsimile:


         with a copy to:                     Schulte Roth & Zabel LLP
                                             919 Third Avenue
                                             New York, New York 10022
                                             Attention: Alan S. Waldenberg
                                             Facsimile: (212) 593-5955

         If to the Company:                  DVL, Inc.
                                             70 East 55th Street
                                             New York, New York 10022
                                             Attention:  Chief Financial Officer
                                             Facsimile: (212) 350-9911

         with a copy to:                     Rosenman & Colin LLP
                                             575 Madison Avenue
                                             New York, New York 10022
                                             Attention:  Howard S. Jacobs
                                             Facsimile:  (212) 940-8776

4.2 ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement shall not be assignable by any of the parties hereto without the consent of the other party hereto. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

4.3 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal substantive law, and not the law pertaining to conflicts or choice of law, of the State of New York.

4.4 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

4.5 COMPLETE AGREEMENT. This Agreement is an integrated agreement containing the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous, and all contemporaneous oral or written negotiations, commitments or understandings.

4.6 MODIFICATIONS, AMENDMENTS AND WAIVERS. This agreement may be modified, amended or otherwise supplemented only by a writing signed by the party against whom it is sought to be enforced. No waiver of any right or power hereunder shall be deemed effective unless and until a writing waiving such right or power is executed by the party waiving such right or power.

4.7 NO THIRD PARTY BENEFICIARIES. There are no third party beneficiaries under this Agreement or intended by any party hereto.

4.8 EXPENSES. Each party hereto shall bear its own costs and expenses, including, without limitation, attorneys' fees, incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

4.9 TERMINATION. This Agreement shall terminate upon the dissolution of the Company or the written agreement of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

                                    DVL, INC.



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    BLACKACRE BRIDGE CAPITAL, L.L.C.



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title: